UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 23, 2003

Date of Report

(Date of earliest event reported)

DECRANE AIRCRAFT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22371	34-1645569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2361 Rosecrans Avenue, Suite 180, El Segundo, CA 90245
(Address, including zip code, of principal executive offices)

(310) 725-9123
(Registrant’s telephone number, including area code)

Not Applicable

(Former address and telephone number of principal executive offices, if changed since last report)

Explanatory Note

As we previously reported under Item 5 on our Form 8-K dated and filed with the Commission on March 23, 2003, DeCrane Aircraft consummated the sale of its Specialty Avionics Group to Wings Holdings, Inc., an affiliate of Odyssey Investment Partners, LLC.  The purpose of this report is to file the information required by the Securities Exchange Act of 1934 pursuant to Items 2 and 7 of Form 8-K.

Item 2.                                                           Acquisition or Disposition of Assets.

As we previously reported in our Annual Report on Form 10-K for the year ended December 31, 2002 and filed with the Securities and Exchange Commission on April 15, 2003, DeCrane Aircraft entered into a definitive agreement on March 14, 2003 to sell its equity interests in its Specialty Avionics Group to an affiliate of Odyssey Investment Partners, LLC.  On May 23, 2003, DeCrane Aircraft and the Odyssey affiliate, Wings Holdings, Inc., consummated the sale.  The aggregate selling price was $140.0 million in cash, subject to a post-closing selling price adjustment for working capital.  We used $130.0 million of the proceeds from the sale to repay borrowings under DeCrane Aircraft’s senior credit facility, as amended.  The sale of the Specialty Avionics Group is not expected to affect the operations of our remaining operating groups.

At the time of filing our Annual Report, our failure to consummate the sale by June 30, 2003 would have been an event of default under the amended senior credit facility.  As a result, our independent accountants qualified their report on our audited financial statements with respect to our ability to continue as a going concern.

By June 23, 2003, we expect to file revised financial statements for the year ended December 31, 2002 with the Commission reflecting consummation of the sale and the Specialty Avionics Group as a discontinued operation.  We believe consummation of the sale will alleviate our independent accountants’ doubt about our ability to continue as a going concern.  As a result, and absent any adverse changes in circumstances, we expect our revised 2002 financial statements will contain an unqualified report.

The amended senior credit facility also provides that if we do not obtain an unqualified report on our 2002 financial statements within 30 days of the closing of the sale, an event of default will have occurred.  If for some reason we are unable to obtain an unqualified report on our financial statements, we will seek, and anticipate that we will be able to obtain, a waiver from our lenders.

The Specialty Avionics Group consists of Avtech Corporation of Seattle, WA, Aerospace Display Systems, LLC of Hatfield, PA, and Tri-Star Electronics International, Inc. of El Segundo, CA.  The group provides aviation electronic components to the aircraft industry, specializing in assembling design, engineering and manufacturing capabilities in several avionic categories, including flight deck and cabin audio management systems, flight deck visual display and communication systems including SELCAL, power and control devices, specialty interconnect solutions, as well as a leading manufacturer of high quality electrical contacts for military and aviation applications.

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Item 7.                                                           Financial Statements and Exhibits.

(b)                                 Pro forma financial information.

Unaudited pro forma financial information reflecting the disposition of our Specialty Avionics Group, including explanatory notes, is attached hereto as follows:

Basis of Presentation

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2003

Unaudited Pro Forma Consolidated Statement of Operations for the:

Year ended December 31, 2002

Three months ended March 31, 2003

Notes to Unaudited Pro Forma Consolidated Financial Data

(c)                                  Exhibits.

Exhibit No.	Exhibit Description

2.1

Stock Purchase Agreement dated as of March 14, 2003 among Wings Holdings, Inc. and DeCrane Aircraft Holdings, Inc. and DeCrane Holdings Co. relating to the purchase and sale of 100% of the Common Stock of Avtech Corporation and Tri-Star Electronics International, Inc. and 100% of the Membership Interest of Aerospace Display Systems, LLC*

21.1	List of Subsidiaries of Registrant**

*                                         Previously filed as an exhibit to our Form 10-K date December 31, 2002 filed with the Commission on April 15, 2003.

**                                  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DeCrane Aircraft Holdings, Inc.
(Registrant)

Date: June 6, 2003	By:	/s/ Richard J. Kaplan
		Name:	Richard J. Kaplan
		Title:	Senior Vice President, Chief Financial Officer, Secretary and Treasurer

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UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

Basis of Presentation

The following unaudited pro forma consolidated financial data is based on DeCrane Aircraft’s historical financial statements as reported in its Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the three months ended March 31, 2003, adjusted to reflect the sale of its Specialty Avionics Group and the amendment to its senior credit facility to permit the sale.

The Specialty Avionics Group was sold for $140.0 million in cash.  The senior credit facility amendment revised various financial covenants and terms, including:

•                                          requiring that at least $130.0 million of the proceeds from the sale are used to repay senior credit facility borrowings;

•                                          revises the maturities of the remaining senior term debt;

•                                          decreases by $10.0 million the maximum permitted revolving line of credit borrowings; and

•                                          increases the prime and LIBOR interest rate margins by 1.5%.

An unaudited pro forma balance sheet as of March 31, 2003 is presented and reflects the sale of the Specialty Avionics Group, repayment of senior credit facility borrowings with the estimated net proceeds from the sale and the revised term debt maturity schedule.  Unaudited pro forma consolidated statements of operations are also presented for the year ended December 31, 2002 and the three months ended March 31, 2003.  These statements reflect the sale and the effect on interest expense of the repayment of senior credit facility borrowings, the $10.0 million decrease in maximum permitted line of credit borrowings and the 1.5% interest rate margin increase as if these events had occurred as of January 1, 2002.

The pro forma adjustments are based upon available information and assumptions management believes are reasonable under the circumstances.  The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the historical audited and unaudited financial statements and related notes.  The pro forma financial data does not purport to represent what the actual results of operations or actual financial position would have been if the transaction described above in fact occurred on such date or to project the results of operations or financial position for any future periods or dates.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

March 31, 2003

(In thousands)	Historical as Reported(1)	Adjustments(2)		Pro Forma

Assets

Current assets:
Cash and cash equivalents	$14,637	$—		$14,637
Accounts receivable, net	26,568	—		26,568
Inventories	70,736	—		70,736
Deferred income taxes	17,412	—		17,412
Prepaid expenses and other current assets	2,399	—		2,399
Assets of discontinued operations	152,003	(152,003	)(3)	—
Total current assets	283,755	(152,003)		131,752

Property and equipment, net	35,460	—		35,460
Other assets, principally intangibles, net	236,824	—		236,824

Total assets	$556,039	$(152,003)		$404,036

Liabilities, Mandatorily Redeemable Preferred Stock and Stockholder’s Equity

Current liabilities:
Current portion of long-term debt:
Senior credit facility	$16,319	$(13,280	)(4)	$3,039
Other long-term obligations	1,173	—		1,173
Total current maturities of long-term debt	17,492	(13,280)		4,212

Accounts payable	15,571	—		15,571
Accrued liabilities	23,016	—		23,016
Income taxes payable	46	—		46
Liabilities of discontinued operations	20,909	(20,909	)(3)	—
Total current liabilities	77,034	(34,189)		42,845

Long-term debt:
Senior credit facility	277,756	(116,720	)(4)	161,036
Senior subordinate notes	100,000	—		100,000
Other long-term obligations	8,764	—		8,764
Total long-term debt	386,520	(116,720)		269,800

Deferred income taxes	26,414	—		26,414
Other long-term liabilities	6,239	—		6,239

Mandatorily redeemable preferred stock	35,678	—		35,678

Stockholder’s equity	24,154	(1,094	)(5)	23,060

Total liabilities, mandatorily redeemable preferred stock and stockholder’s equity	$556,039	$(152,003)		$404,036

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2002

(In thousands)	Historical as Reported and Reclassified(6)	Adjustments		Pro Forma

Revenues	$229,841	$—		$229,841
Cost of sales	170,485	—		170,485

Gross profit	59,356	—		59,356

Selling, general and administrative expenses	37,446	2,872	(7)	40,318
Amortization of intangible assets	3,540	—		3,540

Operating income	18,370	(2,872)		15,498

Interest expense	33,096	(5,374	)(8)	27,722
Other expenses	505	—		505

Income (loss) from continuing operations before income taxes	(15,231)	2,502		(12,729)
Provision for income taxes (benefit)	(5,526)	983	(9)	(4,543)

Net income (loss) from continuing operations before cumulative effect of change in accounting principle	$(9,705)	$1,519		$(8,186)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2003

(In thousands)	Historical as Reported(6)	Adjustments		Pro Forma

Revenues	$41,900	$—		$41,900
Cost of sales	30,903	—		30,903

Gross profit	10,997	—		10,997

Selling, general and administrative expenses	7,198	707	(7)	7,905
Amortization of intangible assets	912	—		912

Operating income	2,887	(707)		2,180

Interest expense	7,675	(1,075	)(8)	6,600
Other expenses	339	—		339

Income (loss) from continuing operations before income taxes	(5,127)	368		(4,759)
Provision for income taxes (benefit)	(1,697)	145	(9)	(1,552)

Net income (loss) from continuing operations	$(3,430)	$223		$(3,207)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Data.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT DATA

(1)                                  Reflects the financial position as of March 31, 2003, prior to the sale of the Specialty Avionics Group and repayment of $130.0 million of senior credit facility borrowings with the proceeds from the sale.

(2)                                  Reflects the sale of the Specialty Avionics Group for $140.0 million in cash and repayment of $130.0 million of senior credit facility borrowings with the proceeds from the sale as follows:

(In thousands)

Gross selling price	$140,000
Estimated potential purchase price adjustment (a)	(1,200)

Pro forma selling price	138,800

Net book value of Specialty Avionics Group	(131,094)
Transaction fees and expenses	(7,300)
Estimated income taxes on gain on sale	(1,500)

Net loss on sale	$(1,094)

Source (Use) of Cash:
Pro forma selling price	$138,800

Repayment of senior credit facility borrowings	$(130,000)
Transaction fees and expenses	(7,300)
Income taxes assumed paid at closing	(1,500)

Net cash received upon consummation of the sale	$(138,800)

(a)                                  Reflects an estimate of the reduction in selling price that may occur upon final determination of working capital as of the date of sale.

(3)                                  Reflects the sale of the net assets of the Specialty Avionics Group as follows:

(In thousands)

Assets sold	$152,003
Liabilities assumed	(20,909)

Net assets sold	$(131,094)

(4)                                  Reflects repayment of $130.0 million of senior credit facility borrowings with the proceeds from sale and adjustment of the future maturities pursuant to the senior credit facility amendment as follows:

(In thousands)	Historical	Adjustments	Pro Forma

Total senior credit facility:
Revolving line of credit	$33,150	$(4,000)	$29,150
Tranche A term debt	22,375	(10,805)	11,570
Tranche B term debt	129,325	(62,451)	66,874
Tranche D term debt	109,225	(52,744)	56,481

Total senior credit facility borrowings	294,075	(130,000)	164,075
Less current maturities	(16,319)	13,280	(3,039)

Long-term	$277,756	$(116,720)	$161,036

The total maturities of senior credit facility borrowings as of Mach 31, 2003 are as follows:

(In thousands)	Historical	Adjustments	Pro Forma

Total maturities during the:
Nine months ending December 31, 2003	$11,434	$(11,434)	$—
Year ending December 31, 2004	79,910	(39,190)	40,720
Year ending December 31, 2005	96,600	(29,726)	66,874
Year ending December 31, 2006	106,131	(49,650)	56,481

Total senior credit facility borrowings	$294,075	$(130,000)	$164,075

(5)                                  Reflects the pro forma net loss resulting from the sale of the Specialty Avionics Group.

(6)                                  Reflects the historical results from continuing operations for the periods indicated.  The results of operations for the year ended December 31, 2002 have been reclassified from previously reported amounts to reflect the Specialty Avionics Group as a discontinued operation as follows:

(In thousands)	Historical as Reported	Reclassify- Discontinued Operations	Historical as Reclassified

Revenues	$325,630	$(95,789)	$229,841
Cost of sales	233,950	(63,465)	170,485

Gross profit	91,680	(32,324)	59,356

Selling, general and administrative expenses	51,884	(14,438)	37,446
Impairment of long-lived assets	7,672	(7,672)	—
Amortization of intangible assets	5,768	(2,228)	3,540

Operating income	26,356	(7,986)	18,370

Interest expense	33,894	(798)	33,096
Other expenses	944	(439)	505

Income (loss) from continuing operations before income taxes	(8,482)	(6,749)	(15,231)
Provision for income taxes (benefit)	354	(5,880)	(5,526)

Net income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	(8,836)	(869)	(9,705)

Loss from discontinued operations	—	(38,453)	(38,453)
Cumulative effect of change in accounting principle	(57,150)	39,322	(17,828)

Net loss	$(65,986)	$—	$(65,986)

(7)                                  Reflects an increase in unallocated corporate overhead resulting from the sale of the Specialty Avionics Group.

(8)                                  Reflects the net decrease in interest expense for the periods resulting from the assumed $130.0 million repayment of senior credit facility borrowings and the effect of the related senior credit facility amendment as of January 1, 2002 as follows:

(In thousands)	Year Ended December 31, 2002	Three Months Ended March 31, 2003

Increase (decrease) in interest expense resulting from:
Senior credit facility debt repayments(a)	$(7,674)	$(1,655)
Increase in interest rate margins(b)	2,418	620
Deferred financing cost amortization(c)	(88)	(32)
Commitment fees and expenses, net(d)	(30)	(8)

Net adjustment(e)	$(5,374)	$(1,075)

(a)                                  Reflects the reduction in interest expense attributable to the assumed $130.0 million debt repayment as of January 1, 2002.

(b)                                 Reflects the increase in interest expense attributable to the 1.5% interest rate margin increase as provided for by the senior credit facility amendment.

(c)                                  Reflects the decrease in the amortization of deferred financing costs, which are amortized using the effective interest method, resulting from the change in debt maturities as stipulated in the senior credit facility amendment.

(d)                                 Reflects the net decrease in commitment fees and expenses resulting from a $10.0 million reduction in maximum permitted revolving line of credit borrowings, offset by the increase attributable to the effect the assumed $4.0 million revolving line of credit repayment on January 1, 2002, which increases the commitment fee on the unused portion of the line of credit.

(e)                                  A 0.125% change in the interest rates charged on variable rate debt would change interest expense and income (loss) from continuing operations by:

(In thousands)	Year Ended December 31, 2002	Three Months Ended March 31, 2003

Interest expense	$203	$51
Income (loss) from continuing operations	124	31

(9)                                  Reflects an increase in the provision for federal and state income taxes at effective statutory rates resulting from the increase in pre-tax income attributable to the adjustments to reflect the sale of the Specialty Avionics Group and resulting reduction in interest expense.